                                 GENBIOMICS, LLC
                     Investments for Pharmaceutical Research
________________________________________________________________________________

                              CONSULTANT AGREEMENT

THIS CONSULTANT AGREEMENT (the Agreement), is entered into effective as of
Friday, 17 May 2002 (the Effective Date) by and between DNAPrint Genomics, Inc., doing business at: DNAPrint Genomics, Inc. 900 Coconut Ave., Sarasota, FL. 34236
(herein referred to as "Client") and GenBiomics, LLC with offices at 505
Paradise Rd., #281, Swampscott, MA 01907 (herein referred to as "Consultant").

A.  Client is in the  business  of  genomics  discovery  and  genomics  products development  and in the conduct of said  business  desires to have the following services, as a consultant, to be performed by consultant.

B.  Consultant  agrees to perform the  services  for Client  under the terms and conditions set forth in this agreement.  In consideration of the mutual promises set forth herein it is agreed by and between Client and consultant as follows:

1. Term

This Agreement shall begin on the effective Date and expire on December 31,
2005, unless sooner terminated in accordance with the terms of this agreement.
This agreement may be extended for additional periods by mutual agreement of
Consultant and Client. Any agreement to extend this Agreement must be confirmed in writing signed by all parties to this Agreement.

2. Area of Consultation

2.1 Consultant will consult with and advise Client on the development of its scientific and business plans aimed at identifying and optimising financing strategies, structures and investors, focusing on equity capital for both private placement and public offering of additional stock issues relating to
Client's business development program. In addition this agreement shall cover issues relating to regulatory aspects in the equity management process as well as overall corporate operational controls, measures and implementation of said agreed upon strategies.

2.2 All communications and reports from Consultant shall be directed to Dr. Tony
Frudakis, Chief Executive Officer, President and Chief Scientific Officer of
DNAPrint Genomics, Inc.

2.3 Each particular service rendered by Consultant and the approximate time requirement has to be defined and agreed in a separate letter, heretofore referred to as an "Addendum to the Contract". Unless such service and estimated time requirement is agreed upon between the parties' consultant is not entitled to claim for payment or compensation. If the services rendered by consultant will exceed the estimated time requirement by more than 10% consultant will

                                 GENBIOMICS, LLC
                     Investments for Pharmaceutical Research
________________________________________________________________________________

inform Client immediately. Rendering further services by the consultant (i.e.
services exceeding the estimated time requirement by more than 10%) are subject to the prior written approval of Client. Without such approval consultant is not entitled to claim for payment or compensation for all services rendered which exceed the estimated time requirement by more than 10%.

3. TIME DEVOTED TO WORK

In the performance, the aforesaid services and the hours consultant is to work on any given day will be entirely within consultant's control and Client will rely upon consultant to put in effort as is reasonably necessary to fulfil the spirit and purpose of this contract. Consultant will provide monthly reports with tracking of hours and subject of the work.

4. PLACE OF WORK

Consultant's services will be rendered largely at of 20 Blodgett Ave.
Swampscott, MA 01907, as well as, 5105 Rue Vendome, Lutz, FL 33549 and 1135
Catherine Lane, Corvallis MT 59828; but consultant will, on request, come to
Client's address of 900 Coconut Ave., Sarasota, FL. 34236 or such other places designated by Client to meet with representatives of Client.

5. PAYMENT

5.1 Except as otherwise set forth herein, Client shall pay Consultant, and
Consultant shall accept for Consultant's services under this Agreement a compensation of a consultancy rate that is determined on a project by project basis and is clearly defined and agreed to by both parties and as found as
"Addendum to the Contract". The payment will be based on the prorate monthly basis of the "Addendum to the Contract" and as defined by the mutually signed and agreed to "Addendum to the Contract". Payment, as defined by the "Addendum to the Contract" and may vary from time to time and may be paid in the form of market securities, restricted securities, options, cash or other forms of compensation, shall be made upon receipt of the invoice within 30 days or as in the case of agreed to expenses, paid within 10 days of receipt of invoice in accordance with the terms and conditions of this contract and as so modified and agreed to by both parties in the attached "Addendum to the Contract".

5.2 Consultant acknowledges that Client may report payments to United States and
State tax authorities

5.3 Upon receipt by Client of original receipts of expenditures by Consultant,
Client shall reimburse Consultant for reasonable expenses incurred by
Consultant, at the request and with the prior written approval of Client, in rendering services hereunder and that upon receipt shall pay Consultant within
10 days of said receipt.

6. STATUS OF CONSULTANT

                                 GENBIOMICS, LLC
                     Investments for Pharmaceutical Research
________________________________________________________________________________

The consultant is engaged as an independent contractor and shall be treated as such for all purposes, including but not limited to, Federal and State taxation, withholding, unemployment insurance, and worker's compensation. Consultant will not be considered an employee of Client for any purpose.

7. TRADE SECRETS AND CONFIDENTIAL INFORMATION

7.1 DNAPrint Genomics, Inc. CONFIDENTIAL INFORMATION

Any trade secrets or any other information of value relating to the business and/or field of interest of Client or any of its Affiliates including, but not limited to, information relating to inventions, disclosures, process, systems, methods, formulae, devices, patents, patent applications, trademarks, intellectual properties, instruments, materials, products, research or development activities and plans, clinical, pre-clinical, or other data, specifications, computer programs, costs of production, prices or other financial data, volume of sales, promotional methods, marketing plans, strategic plans, lists of names or classes of customers, or lists of suppliers, that
Consultant obtains through its consultant capacity with Client during the term of this Agreement, or may have acquired through previous dealings with Client or any of its Affiliates, shall be regarded as held by Consultant in a fiduciary capacity solely for the benefit of Client, its successors or assigns, and shall not at any time, either during the term of this Agreement, or thereafter, be disclosed, divulged, furnished or made accessible by Consultant to anyone, or be otherwise used by Consultant, expect in the regular course of Consultant's providing services for Client under this Agreement. Information shall for purposes of this Agreement be considered to be secret if not known by the public generally, even though such information may have been disclosed to one or more third parties pursuant to agreements entered into by Client or its Affiliates.

7.2 THIRD PARTY CONFIDENTIAL INFORMATION

Consultant shall not divulge any information to Client pursuant to this agreement that is the proprietary property of a third party.

8. ASSIGNMENT OF INVENTIONS AND OTHER INTELLECTUAL PROPERTIES

8.1 ASSIGNMENT

Consultant agrees to and does hereby sell, assign, transfer and set over to
Client, its successors or assigns, as the case may be, of all Consultant's right, title and interest in and to any texts, writings or video or audio recordings produced hereunder (whether copyrighted or not) as well as any copyrights, software, inventions, improvements, processes, patents or applications for patents that Consultant develops or conceives individually or in conjunction with others, as a result of or in connection with the services rendered by Consultant for Client in the Area of Consultation, to be held and

                                 GENBIOMICS, LLC
                     Investments for Pharmaceutical Research
________________________________________________________________________________

enjoyed by Client, its successors or assigns, as case may be, to the full extent of the term for which any Letters Patent may be granted and as fully as the same would have been held by Consultant had this Agreement, sale or assignment not been made.

8.2 DOCUMENTS NECESSARY

Consultant shall make, execute and deliver any and all instruments and documents and perform any and all acts necessary to obtain, maintain and enforce patents, trademarks and copyrights for such inventions, improvements, processes and writings, as Client may desire in any and all countries. All costs, expenses of application and prosecution of such patents, trademarks and copyrights shall be paid by Client.

8.3 ORIGINALS

Upon Client's request, Consultant shall deliver all original text (including the floppy disks containing such text), tapes, artwork and other items created or obtained for Employer under this Agreement.

8.4 EXCLUSIONS

For the avoidance of doubt the parties agree that the Consultant's intellectual property, ideas, concepts, programs, software, chemical libraries, compounds, any trade secrets or any other information of value relating to the business and/or field of interest of Consultant or any of its Affiliates including, but not limited to, information relating to inventions, disclosures, process, systems, methods, formulae, devices, patents, patent applications, trademarks, intellectual properties, instruments, materials, products, research or development activities and plans, clinical, pre-clinical, or other data, specifications, computer programs, costs of production, prices or other financial data, volume of sales, promotional methods, marketing plans, strategic plans, lists of names or classes of customers, or lists of suppliers
(hereinafter effectively referred to as "Items"), shall remain in Consultant's sole and exclusive ownership, unless (i) otherwise agreed in this Agreement or in a separate contract between the parties, and/or (ii) unless Client receives, obtains or is informed about such Items from/by Consultant as a result of or in connection with the services rendered by Consultant for Client in the Area of
Consultation under this Agreement, or such Items are conceived, disclosed, divulged, furnished or made accessible by Consultant to Client as a result of or in connection with the services rendered by Consultant for Client in the Area of consultation under this Agreement.

9. NOTICE

Any notice required or permitted to be given hereunder shall be deemed sufficient if sent by facsimile letter or overnight courier, or delivered by hand to Client or Consultant at the respective addresses first given above or at such other address as either party hereto may designate. If sent by facsimile

                                 GENBIOMICS, LLC
                     Investments for Pharmaceutical Research
________________________________________________________________________________

letter notice shall be deemed given when the transmission is completed if the sender has a confirmed transmission report. If a confirmed transmission report does not exist, then notice will be deemed given when the notice is actually received by the person to whom it is sent. If delivered by overnight courier, notice shall be deemed given when it has been signed for. If delivered by hand, notice hall be deemed given when received.

10. SERVICES FOR OTHERS

As consultant will acquire or have access to information, which is of a highly confidential and secret nature, consultant shall not perform any services for any other person or firm on a specific topic which relates (i) to any area of service rendered under this Agreement or (ii) to the confidential information without Client's prior written approval.

11. TERMINATION

11.1 BREACH

If either party hereto breaches any of the terms or conditions of this
Agreement, the other party may terminate this Agreement immediately upon written notice to the breaching party. Upon such termination, consultant will submit an invoice to Client for all services satisfactorily performed, inEmployer's sole determination, and reimbursable expenses incurred and paid by Consultant up to the date of termination. If the termination is due to Consultant's breach of this agreement, an adjustment will be made in payment depending on the nature of the breach.

11.2 WITHOUT CAUSE

Either party may terminate this agreement without cause at any time upon 30 days written notice. Upon receipt of such notice, consultant will discontinue work and will submit an invoice to Client for all services satisfactorily performed, in Client's or independent third party's determination, and reimbursable expenses incurred and paid by consultant up to the date of receipt of notice of termination.

12. SURVIVAL

The provisions of Sections 7, 8, and 11 shall survive expiration or termination of this Agreement.

13. APPLICABLE LAW/PLACE OF JURISDICTION

This Agreement, all services performed under this Agreement and all disputes between the parties arising out of or in connection with this Agreement are solely governed by Florida law with the exception of the Law on the
International Sale of Goods or where Uniform Commercial Code (UCC) is applicable.

                                 GENBIOMICS, LLC
                     Investments for Pharmaceutical Research
________________________________________________________________________________

Place of exclusive jurisdiction is Tampa, Florida or unless otherwise agreed to by mutual consent by both parties.

14. WARRANTY

Consultant warrants that its services hereunder will be of a professional quality confirming the generally accepted industry standards and practices.

IN WITNESS WHEREOF, the parties hereto have executed this agreement

The day and year first above written.

                               __________________________________
        DNAPrint Genomics, Inc., Client

                               __________________________________
        GenBiomics, LLC, Consultant